Exhibit 3.1

[SEAL]

ARTICLES OF INCORPORATION

OF

OCEAN HOLDINGS INC.

INCORPORATED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATION ACT

DUPLICATE COPY

The original of this document was filed in
accordance with Section 1.5 of the
Business Corporation Act on

NON RESIDENT

January 10, 2000

/s/ Edward B. Bigler
Deputy Registrar

ARTICLES OF INCORPORATION

OF

OCEAN HOLDINGS INC.

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATION ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporation Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.          The name of the Corporation shall be:

OCEAN HOLDINGS INC.

B.           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporation Act and without in any way limiting the generality of the foregoing, the corporation shall have the power:

(1)     To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, whaling vessels, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including aircraft, landcraft, and any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

(2)     To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

(3)     To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(4)     To act as ship’s husband, ship brokers, custom house brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

(5)     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government or colony or any dependency thereof.

(6)     To appoint or act as an agent, broker, or representative, general or special, in respect of any or all of the powers expressed herein or implied hereby; to appoint agents, brokers or representatives.

(7)     To carry on its business, to have one or more offices, and to exercise its powers in foreign countries, subject to the laws of the particular country.

(8)     To borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured.

(9)     To give a guarantee not in furtherance of corporate purposes when authorized by majority vote of shareholders entitled to vote thereon and, when authorized by like vote, such guarantee may be secured by mortgage or pledge or creation of security interest in corporate property.

(10)   To purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description.

(11)   To apply for, secure by purchase or otherwise hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent, patent rights, licenses, privileges, inventions, improvements and

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

processes, copyrights, trademarks, and trade names, relative to or useful in connection with any business of this corporation.

(12)   To purchase or otherwise acquire, underwrite, hold, pledge, turn to account in any manner, sell, distribute, or otherwise dispose of and generally to deal in, bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, rights, certificates, receipts or any other instruments or interests in the nature of securities created or issued by any person, partnership, firm, corporation, company, association, or other business organizations, foreign or domestic, or by any domestic or foreign governmental, municipal or other public authority, and exercise as holder or owner of any such securities all rights, powers and privileges in respect thereof; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities by original subscription, underwriting, loan, participation in syndicates or otherwise, and irrespective of whether such securities be fully paid or subject to future payments; to make payments thereon as called for or in advance of calls or otherwise and to underwrite or subscribe for the same conditionally or otherwise and either with a view to resale or investment or for any other lawful purpose; and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any securities are dealt in and to comply with the rules of any such institution; as used herein the term “securities” shall include bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts or any other instruments or interests in the nature of securities of any kind whatsoever which a corporation organized under the Associations Law of the Republic of the Marshall Islands is legally permitted to acquire or deal in, by whomsoever issued or created; the term “person” shall include any person, partnership, firm, corporation, company, association or other business organization, domestic or foreign governmental, municipal or other public authority.

(13)   To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and any interest therein, either as principal or as a factor or broker, or as commercial, sales, business or financial agent or representative, general or special, or, to the extent permitted by the laws of the Marshall Islands, in any other capacity whatsoever for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution.

(14)   To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever and to do all things incidental to such business.

(15)   To carry on the business of warehousing and all business incidental thereto, including the issuing of warehouse receipts, negotiable or otherwise, and the making of advances or loans upon the security of goods warehoused.

(16)   To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of lands, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, suitable or necessary in connection with any of the purposes hereinabove or hereinafter set forth, or otherwise deal with or in any such properties.

(17)   To cause to be formed, merged, reorganized or liquidated, and to promote, take charge of, in any way permitted by law, the formation, merger, reorganization or liquidation of any person.

(18)   To acquire all or any part of the good will, rights, property and business of any person, heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct, to pay for the same in cash or in the securities of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

person, and conduct in any lawful manner the whole or any part of the business thus acquired.

(19)   To make, enter into and carry out any arrangements with any person or public authority, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guarantees, grants and concessions, to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon provided it is such a business as this Corporation may engage in; and to promote, cause to be formed and aid in any way any person for any such purpose.

(20)   To make and issue trust receipts, deposit receipts, certificates of deposit, interim receipts, or any other receipts for, or certificates of deposit for, any securities or interest therein; to acquire and exercise any proxies or powers of attorney or other privileges pertaining to any securities or interest therein.

(21)   To render advisory, investigatory, supervisory, managerial or other like services, permitted to corporations, in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or in connection with the issuance, underwriting, sale or distribution of any securities issued in connection therewith or incidental thereto; and to render general investment advisory or financial advisory or managerial services to any person or public authority.

(22)   To cause or allow the legal title, or any legal or equitable estate, right or interest in any property, whether real, personal or mixed, owned, acquired, controlled or operated by the Corporation, to remain or to be vested or registered in the name of or operated by, any person, formed or to be formed, either upon trust for or as agents or nominees of, this Corporation, or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation.

(23)   To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority, in the carrying on of any similar business which the Corporation is authorized to carry on, or any business or transaction

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(24)   To the extent suitable or necessary to carry out any of the purposes hereinbefore or hereinafter set forth, but only in so far as the same may be permitted to be done by a corporation organized under the Associations Law of the Republic of the Marshall Islands, to buy, sell and deal in foreign exchange.

(25)   To invest its uninvested funds and/or surplus from time to time to such extent as the Corporation may deem advisable in securities or in call and/or in time loans or otherwise, upon such security, if any, as the Board of Directors may determine, but the Corporation shall not engage in the banking business or exercise banking powers, and nothing in these Articles contained shall be deemed to authorize it to do so.

(26)   To issue, purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities of the Corporation in the manner and to the extent now or hereafter permitted by the Associations Law of the Republic of the Marshall Islands; and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any stockholders’ quorum or vote.

(27)   To act in any and all parts of the world in any capacity whatsoever as agent, broker, or representative, general or special, for any person or public authority, including, but without limitation of the foregoing, to act as agent, broker or representative, general or special, for any person engaged in the business of writing insurance, but only to the extent permitted to corporations organized pursuant to the Associations Law of the Republic of the Marshall Islands.

(28)   To do any and all of the acts and things herein set forth, as principal, factor, agent, contractor, or otherwise, either alone or in company with others; and in general to carry on any other similar business which is incidental or conducive or convenient or proper to the attainment of the foregoing purposes or any of them and which is not forbidden by law; and to exercise any and all powers which now or hereafter may be lawful for the Corporation to exercise under the laws of the Marshall

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

Islands; to establish and maintain offices and agencies wherever situated; and to exercise any or all of its corporate powers and rights.

C.           The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands NH96960.  The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.           The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) bearer shares without par value.

The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

E.           The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporation Act may have.

F.           The name and address of the incorporator is:

Name	Post Office Address

Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall, Islands

G.           The board of directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the by-laws of the Corporation.

H.           Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

IN WITNESS WHEREOF I have executed this instrument on January 10, 2000.

Majuro Nominees Ltd.
Incorporator

By:	/s/ M. Pardo
M. Pardo

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000

On January 10, 2000 before me personally came to me M. Pardo known and known to me to be the individual described in and who executed the foregoing instrument and who is authorized to sign on behalf of Majuro Nominees Ltd. and can act individually for that corporation and she duly acknowledged to me that the execution thereof was her act and deed.

/s/

[SEAL]
REPUBLIC OF THE MARSHALL ISLANDS
SPECIAL AGENT

[SEAL]
REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
FILED
JAN 11 2000